Exhibit 99.1

Neuronetics® Announces Appointment of Sheryl Conley to its Board of Directors

MALVERN, Pa., November 1, 2019 – Neuronetics, Inc. (NASDAQ: STIM), a commercial-stage medical technology company focused on designing, developing and marketing products that improve the quality of life for patients who suffer from psychiatric disorders, today announced the appointment of Sheryl Conley to its Board of Directors, effective immediately. Ms. Conley will be a member of the Audit Committee and after her appointment, the Neuronetics’ Board of Directors will have seven members.

“We are thrilled to welcome Sheryl to the Board of Neuronetics as we look to advance our mission of improving the quality of life for patients who suffer from psychiatric disorders,” said Chris Thatcher, President and CEO of Neuronetics. “Sheryl is an enormously talented executive with a unique perspective and a track record of innovation and growth within the medical technology industry. We are confident her experiences will provide valuable contributions to the Board as we continue to grow the business.”

Sheryl Conley brings more than 30 years of leadership experience in the medical device industry. Ms. Conley previously served as the Group President – Americas, Global Brand Management and Chief Marketing Officer at Zimmer Holdings, where she led the company’s largest and most profitable business segments. During her 25-year career at Zimmer, she held a number of escalating management roles across a variety of product segments and geographies, during which she provided key leadership in the development and commercial release of over 50 industry leading brands. She holds a Bachelor of Science in Biology and Chemistry and an MBA from Ball State University in Indiana.

“Neuronetics is a company with a fantastic mission aimed at providing relief and well-being for a suffering population,” said Ms. Conley. “I am honored to be joining the Board of Directors and am excited about the opportunity to provide strategic guidance to further advance the adoption of NeuroStar® Advanced Therapy, thereby allowing more psychiatrists to treat a greater number of patients.”

Ms. Conley also served as the CEO and President of OrthoWorx, Inc. She currently serves as President and Board Director at AcceLINX, Inc., a musculoskeletal-focused business accelerator, and as President of S.L. Conley Consulting, a strategic and leadership consulting firm focused on the medical device space.

About Neuronetics

Neuronetics, Inc. is a commercial-stage medical technology company focused on designing, developing, and marketing products that improve the quality of life for patients who suffer from psychiatric disorders. Our first commercial product, the NeuroStar® Advanced Therapy System, is a non-invasive and non-systemic office-based treatment that uses transcranial magnetic stimulation, or TMS, to create a pulsed, MRI-strength magnetic field that induces electrical currents designed to stimulate specific areas of the brain associated with mood. The system is cleared by the United States Food and Drug Administration, or FDA, for the treatment of major depressive disorder in adult patients who have failed to achieve satisfactory improvement from prior antidepressant medication in the current episode. Additional information can be found at www.neuronetics.com.

NeuroStar® is a registered trademark of Neuronetics.

Forward-Looking Statements

Statements in the press regarding Neuronetics, Inc. (the “Company”) that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements include those relating to: the Company’s business outlook; the Company’s expectations regarding growth opportunities and the build out of its NeuroStar Advanced Therapy platform; expectations or beliefs regarding future events, potential markets or market size, and technological developments; and any statements of assumptions underlying any of the foregoing items. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to: the Company’s ability to achieve or sustain profitable operations due to its history of losses; the Company’s reliance on the sale and usage of its NeuroStar Advanced Therapy to generate revenues; availability of coverage and reimbursement from third-party payors for treatments using the Company’s products; physician and patient demand for treatments using the Company’s products; developments in respect of competing technologies and therapies for the indications that the Company’s products treat; product defects; the Company’s ability to obtain and maintain intellectual property protection for its technology; and developments in regulation in the United States and other applicable jurisdictions. For a discussion of these and other related risks, please refer to the Company’s recent SEC filings which are available on the SEC’s website at www.sec.gov. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in the Company’s expectations.

Investor Contact:

Mark R. Klausner

Westwicke Partners

443-213-0501

ir@neuronetics.com

Media Contact:

Leanne Scott Brown

Vault Communications

610-455-2742

Lbrown@vaultcommunications.com

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